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                                                                    Exhibit 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan, 2000 Employee Stock Purchase Plan, 2001 Nonstatutory Stock Option Plan and vEngines, Inc. 2000 Stock Incentive Plan, of our report dated February 9, 2000, with respect to the consolidated financial statements and schedule of Centillium Communications, Inc. included in its Form S-1, declared effective by the Securities and Exchange Commission on May 23, 2000.


                                              /s/ ERNST & YOUNG LLP

San Jose, California
March 1, 2001